SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 23, 2008

CELLTECK, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53246	98-0550353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

1200 West 73rd Ave. Suite 1100 Vancouver, B.C., Canada	V6P 6G5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(604) 267-7032

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

CellTeck Inc. (the “Company”) has entered into a Master Separation and Distribution Agreement dated as of July 23, 2008 with, China Ivy School, Inc. (“China Ivy”), and Safe Cell Tab, Inc. (“Safe Cell”), a British Columbia corporation and a wholly-owned subsidiary of China Ivy, pursuant to which China Ivy will transfer to the Company, all of its ownership interest in Safe Cell, and other assets, liabilities, businesses and employees currently primarily related to the business of Safe Cell (the foregoing transactions, together with the distribution of shares to stockholders of China Ivy in the merger described in the following sentence are herein collectively referred to as the “Spin-Off”). On the effective date of the Spin-Off, Safe Cell will be merged with and into the Company, pursuant to an Agreement and Plan of Merger by and among the Company, Safe Cell and China Ivy, with each stockholder of China Ivy as of 5:00 p.m., Eastern Time, on July 31, 2008, receiving one share of the Company’s common stock for each share of China Ivy common stock then held.  On July 31, 2008, an Information Statement was sent to China Ivy stockholders as of that date advising them of the Spin-Off.

Item 8.01 Other Events

A copy of the Company’s Information Statement, dated July 14, 2008, is attached to this Current Report on Form 8-K as Exhibit 99.1. The information in this Item 8.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Information and Exhibits

(c) Exhibits

Exhibit Number        Description

10.1*

Master Separation and Distribution Agreement is entered into as of July 23, 2008, by and among the Company, Safe Cell Tab, Inc. and China Ivy School, Inc. (incorporated herein by reference to the Company’s Form 10 filed May 19, 2008)

10.2*

Agreement and Plan of Merger dated July 23, 2008 by and among the Company, China Ivy School, Inc. and Safe Cell Tab, Inc. (incorporated herein by reference to the Company’s Form 10 filed May 19, 2008)

99.1*

Information Statement of the Company, dated July 14, 2008 (incorporated herein by reference to Exhibit 99.1 to Amendment No. 2 to the Company’s Form 10 (Commission File No. 000-53246) filed July 14, 2008)

* Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2008

CELLTECK INC.

Name: /s/ Gus Rahim

            Gus Rahim

Title: President